SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2012 (June 19, 2012)

NEDAK Ethanol, LLC
(Exact Name of registrant as specified in its charter)

NEBRASKA	333-130343	20-0568230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska		68713
(Address of Principal Executive Offices)		(Zip Code)
(402) 925-5570 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

NEDAK Ethanol, LLC (the “Company”) is a party to an Amended and Restated Credit Agreement dated December 31, 2011 (the “Restated Credit Agreement”) with AgCountry Farm Credit Services, FLCA (the “Senior Lender”), the First Supplement to the Amended and Restated Master Credit Agreement between the Company and the Senior Lender dated December 31, 2011 (the “First Supplement” and an Amended and Restated Term Note dated December 31, 2011 (the “Restated Note” and collectively with the Restated Credit Agreement and the First Supplement, the “Restated Loan Documents”).  As previously disclosed by the Company, on June 11, 2012, the Company provided the Senior Lender with written notice of an occurrence of an event of default under the Restated Loan Documents (the “Company Default Notice”) as required under the terms of the Restated Loan Documents.

On June 19, 2012, the Company received a notice of continuing default and a demand for payment from the Senior Lender (the “Lender Notice”) in response to its receipt of the Company Default Notice.  The Lender Notice acknowledged receipt of the Company Default Notice and the defaults referenced therein and alleged additional events of default had occurred relating to the Company’s inability to pay its debts as they become due and the temporary halt in production at the Company’s ethanol plant (collectively, the “Events of Default”).  Pursuant to the Lender Notice, the Senior Lender advised the Company that, as a result of the Events of Default, it is accelerating the repayment of all amounts due under the Restated Note.  As a result, the Senior Lender has made a demand that the Company pay immediately the aggregate outstanding balance due and owing to the Lender pursuant to the Restated Loan Documents which, as of June 19, 2012, was $24,786,168.94 plus attorneys’ fees and other sums due or becoming due under the Restated Loan Documents.  Until the Company satisfies all of the outstanding obligations under the Restated Loan Documents, interest and other charges continue to accrue at the default rate specified therein which, as of June 20, 2012, was 8.0%.

The Senior Lender advised the Company that it intends to exercise its remedies under the Restated Loan Documents and take such action as may be necessary or desirable under the circumstances to protect its interest in the collateral and specifically reserved all rights, remedies, and privileges afforded under the Restated Loan Documents and any other documents between the parties.  Such remedies include, among others, the right to take possession of the plant, foreclose on the liens on the Company’s property and sell the premises independent of any foreclosure proceedings.

The Company continues to have discussions with the Senior Lender concerning the Events of Default; however, there can be no assurance that the Company and the Senior Lender will arrive at any agreement (either oral or written) regarding forbearance, waiver of the Events of Default, modifications to the Restated Loan Documents or otherwise reach a satisfactory agreement.

Item 7.01. Regulation FD Disclosure.

On June 20, 2012, the Company will hold its 2012 Annual Meeting of Members in Atkinson, Nebraska (the “Annual Meeting”) and a copy of the presentation to be used in connection with the Annual Meeting is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The foregoing information (including the exhibit hereto) is being furnished under “Item 7.01- Regulation FD Disclosure”. Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Current Report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Annual Member Meeting Presentation dated June 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEDAK ETHANOL, LLC

Date: June 20, 2012.	By:	/s/ Jerome Fagerland
Jerome Fagerland
President and General Manager

Exhibit Index

Exhibit Number	Description
99.1	Annual Member Meeting Presentation dated June 20, 2012.